                                                                     Exhibit 4.7


                                AMERUS GROUP CO.

                         FORM OF OFFICER'S CERTIFICATE

     ___________, the ___________ of AmerUs Group Co. (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated May __, 2003 and [Sections 2.01, 3.01 and 15.01] of the Indenture defined herein, does hereby certify to Wachovia Bank, National Association (the "Trustee"), as Trustee under the Indenture of the Company dated as of June 16, 1998 (the "Indenture") that:

1. The securities of the _____ series to be issued under the shall be designated "Senior Notes initially due May 16, 2008" ("Notes"). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Indenture.

2. The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on the Maturity Date. Unless a Tax Event Redemption shall previously occur, the "Maturity Date" shall mean May 16, 2008; provided that (i) in the event that the Securities are successfully remarketed in accordance with the Remarketing Agreement, the Maturity Date shall in no event be less than two years from the Reset Date, (ii) in connection with any successful remarketing of the Securities, upon giving the notice required to be given in the Reset Announcement Notice, the Company shall have the right to extend the Maturity Date to a date that is two, three, five, seven or ten years from the Reset Date and (iii) if the Securities are not successfully remarketed by the third business day immediately preceding August 16, 2006, the Maturity Date shall be August 16, 2008.

3. The Notes shall be issued in the denominations of $25 integral multiples thereof.

4. The Notes shall bear interest initially at the rate of per annum payable as follows: (a) quarterly on (i) each February 16, May 16, August 16 and November 16, commencing August 16, 2003 and (ii) the Reset Date if the remarketing of the Notes on the third Business Day immediately preceding the Reset Date is successful and the Reset Date is not an Interest Payment Date (provided, that in such case, the payment of interest described in this clause (ii) shall be paid to the Collateral Agent for payment to the holder pursuant to the Pledge Agreement (as defined below); and (b) semi-annually in arrears on each Subsequent Interest Payment Date (as defined in the reverse hereof) after the Reset Date, or May 16, 2006, if there is no Reset Date (each, an "Interest Payment Date"), initially at the rate of ___% per annum until the Reset Date, if any, and at the Reset Rate on and after the Reset Date, if any, until the principal hereof is paid or made available for payment. Interest on the Notes of this series will accrue from May __, 2003, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for.

"Applicable Benchmark Treasury" on a particular determination date shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to the Maturity Date of the Notes, as agreed upon by the Company and the reset agent. The yield for the Applicable Benchmark Treasury will be the bid side yield displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the applicable Reset Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding such Reset Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such yield, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such yield is not so displayed, the yield for the Applicable Benchmark Treasury shall be, as calculated by the reset agent, the yield to maturity for the Applicable Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the applicable Reset Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the reset agent or an affiliate thereof).

"Reset Date" means the third Business Day after the Remarketing Date (as defined below) on which the Notes are successfully remarketed.

"Reset Rate" means the sum of the Applicable Benchmark Treasury and the Reset Spread.

"Reset Spread" means an amount determined by the reset agent which, when added to the Applicable Benchmark Treasury in effect on the third Business Day immediately preceding the Reset Date, will produce the rate the Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the Reset Date of (a) if the Reset Date is other than August 16, 2006, (i)100.25% multiplied by (ii) the Remarketing Treasury Portfolio Purchase Price (as defined below), plus (iii) the Remarketing Fee (as defined below), or (b) if the Reset Date is August 16, 2006 (i) 100.25% multiplied by (ii) the aggregate principal amount of the Debt Securities, plus
(iii) the Remarketing Fee; provided that the Reset Rate shall in no event exceed the maximum permitted by applicable law.

"Subsequent Interest Payment Dates" shall mean the date that is six months after the Reset Date and, thereafter, on each date that is six months from the prior Subsequent Interest Payment Date.

The interest rate on the Notes may be reset in the manner described below. From and after the Reset Date, the Notes will bear interest at the Reset Rate; provided, that if the Notes are not successfully remarketed, there shall be no Reset Date and the interest rate on the Notes shall not be reset. Provided that a Tax Event Redemption has not occurred, pursuant to a remarketing agreement (the "Remarketing Agreement") all Notes that are included as a component of the Company's Income PRIDES issued on May __, 2003 (the "Income PRIDES") shall be remarketed on one or more occasions during the period commencing on the third Business Day immediately preceding February 16, 2006 and ending on August 1, as described below. The Company shall have the right to cause such Debt Securities to be remarketed on up to two occasions beginning on the third Business Day immediately preceding February 16, 2006 and ending on May 1, 2006, upon giving the remarketing agent notice on the seventh Business Day immediately preceding the proposed Reset Date, setting forth the Reset Spread, the Applicable Benchmark Treasury, the Maturity Date and the Subsequent Interest Payment Dates (a "Reset Announcement Notice"). On the seventh Business Day immediately preceding each Reset Date, the Reset Agent will select the Applicable Benchmark Treasury (as defined herein) and determine the spread (the "Reset Spread") to be added to the yield on the Applicable Benchmark Treasury in order to determine the Reset Rate. The Company will cause a notice of the Reset Spread and the Applicable Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal. If such Notes are not successfully remarketed on such occasions, the remarketing agent shall further attempt to remarket such Debt Securities the third Business Day immediately preceding May 16, 2006 and the Company shall provide a Reset Announcement Notice in connection therewith. If such Notes are not successfully remarketed on such occasion, the Company shall have the right to cause such Debt Securities to be remarketed on up to two more occasions beginning on June 1, 2006 and ending on August 1, 2006, upon giving the Agent and the Remarketing Agent the Reset Announcement Notice. If such Debt Securities have not been successfully remarketed or redeemed pursuant to a Tax Event Redemption on or prior to the fourth Business Day immediately preceding August 16, 2006, the Remarketing Agent shall attempt to remarket such Debt

Securities on the third Business Day immediately preceding August 16, 2006, as provided below. Each such date of remarketing described above shall be referred to as a "Remarketing Date."

The Remarketing Agent of the aggregate principal amount of Separate Notes to be remarketed. No later than 10:00 a.m., New York City time, on the Business Day immediately preceding such Remarketing Date, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for remarketing to the Remarketing Agent all Notes to be remarketed. Upon receipt of such notice from the Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on such Remarketing Date, use its reasonable efforts to sell such Notes on such date at the Reset Rate. The sale of the Notes will be settled on or prior to the third Business Day following such Remarketing Date on which the Notes were successfully remarketed. The Remarketing Agent will use the proceeds from a successful remarketing to purchase the Remarketing Treasury Portfolio. On or prior to the third Business Day following the Remarketing Date on which the Notes are successfully remarketed, the Remarketing Agent shall deliver the Remarketing Treasury Portfolio to the Agent, which shall thereupon deliver the Remarketing Treasury Portfolio to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply the Remarketing Treasury Portfolio, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Purchase Contracts. In the event of a successful remarketing pursuant, the Remarketing Agent will deduct the Remarketing Fee after allowing for the Remarketing Treasury Portfolio Purchase Price. The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, less those proceeds used to purchase the Remarketing Treasury Portfolio, to the Agent for the benefit of the Holders of the Notes included in Income PRIDES that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the Remarketing Date on which the Notes were successfully remarketed. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. A "Failed Remarketing" means a remarketing that is not successful because a condition precedent to such remarketing is not fulfilled, or if in spite of using their reasonable efforts, the Remarketing Agent cannot remarket the Debt Securities of Holders of Income PRIDES at a price not less than (i) 100% of the Remarketing Treasury Portfolio Purchase Price, in the case of the remarketing of Debt Securities on a Remarketing Date, or (ii) 100% of the aggregate principal amount of such Debt Securities, in the case of the remarketing of Debt Securities on the Final Remarketing Date, in each case, plus accrued and unpaid interest.

"Applicable Principal Amount" means (i) on any date prior to the Reset Date, the aggregate principal amount of Debt Securities that are components of Income PRIDES on such date or (ii) on or after the Reset Date, the aggregate principal amount of the Debt Securities outstanding on such date.

"Remarketing Treasury Portfolio" means (a) interest or principal strips of U.S. Treasury Securities that mature on or prior to August 15, 2006 in an aggregate amount equal to the principal amount of the Debt Securities included in Income PRIDES; (b) with respect to the originally scheduled quarterly interest payment date on the Debt Securities that would have occurred on August 16, 2006, interest or principal strips of U.S. Treasury Securities that mature on or prior to August 16, 2006 in an aggregate amount equal to the aggregate interest payment that would be due on August 16, 2006 on the principal amount of the Debt Securities that would have been included in Income PRIDES assuming no remarketing and assuming that the interest rate on the Debt Securities was not reset; and (c) if the Reset Date occurs prior to May 16, 2006, with respect to the originally scheduled quarterly interest payment date on the Debt Securities that would have occurred on May 16, 2006, interest or principal strips of U.S. Treasury Securities that mature on or prior to May 16, 2006 in an aggregate amount equal to the aggregate interest payment that would be due on May 16, 2006 on the principal amount of the Debt Securities that would have been included in the Income

PRIDES assuming no remarketing and assuming no reset of the interest rate on the Debt Securities and assuming that interest on the Debt Securities accrued from the Reset Date to, but excluding, May 16, 2006.

"Remarketing Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Initial Reset Date for the purchase of the Remarketing Treasury Portfolio on the Reset Date.

"Treasury Portfolio" means, as applicable, a Remarketing Treasury Portfolio or a Tax Event Treasury Portfolio.

"Treasury Portfolio Purchase Price" means, as applicable, the Remarketing Treasury Portfolio Purchase Price or the Tax Event Treasury Portfolio Purchase Price.

Each installment of interest on a Note shall be payable to the Person in whose name such Note is registered at the of business on the Regular Record Date for such interest installment, which (a) as long as the Notes remain in certificated form and are held by the Purchase Contract Agent or are held in book-entry form, will be one Business Day prior to the corresponding Interest Payment Date, or
(b) if the Notes are in certificated form, but are not held by the Purchase Contract Agent, or are not held in book-entry form, will be at least one Business Day but not more than 60 Business Days prior to such corresponding Interest Payment Dates, as selected by the Company; provided that, unless the Purchase Contracts described in the Purchase Contract Agreement (as defined herein) have been terminated, such Regular Record Date must be the same as the record date for the Income PRIDES described in such Purchase Contract Agreement. The Security Registrar may, but shall not be required to, register the transfer of Notes during the 10 days immediately preceding an Interest Payment Date. Any installment of interest on the Notes not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Notes on such Regular Record Date, and may be paid to the Persons in whose name such Notes are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record shall be given to the Holders of such Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, all as fully provided in the Indenture.

5. The principal and each installment of interest on the Notes shall be payable at, and registration of transfers and exchanges in respect of the Notes may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of the Notes may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Notes.

6. If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time ("Tax Event Redemption") at a Redemption Price equal to, for each Note, the Redemption Amount (as herein defined) plus accrued and unpaid interest thereon, if any, to the date of redemption (the "Tax Event Redemption Date"). If such Tax Event Redemption occurs prior to the Initial Reset Date, or if there is no Reset Date, prior to August 16, 2006, the Redemption Price payable with respect to the Notes pledged to the Collateral Agent under the Pledge Agreement dated as of June 1, 2002 by and among the Company, BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Intermediary, and The Bank of New York, as Purchase Contract Agent (the "Pledge Agreement"), will be paid to the Collateral Agent on the Tax Event Redemption Date on or prior to 12:30 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Notes pledged to the Collateral Agent.

"Primary Treasury Dealer" means a primary U.S. government securities dealer in New York City.

"Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. or its successor, provided, however, that, if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

"Redemption Amount" means for each Debt Security, the product of (i) the principal amount of such Debt Security and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

"Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
(b) any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement by any such legislative body, court, governmental agency or regulatory authority that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on May 22, 2003, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after May 22, 2003, there is more than an insubstantial risk that interest payable by the Company on the Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

"Tax Event Treasury Portfolio" means (a) if the Tax Event Redemption occurs prior to the Reset Date, or if the Debt Securities are not successfully remarketed on a Remarketing Date, prior to August 16, 2006 (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to August 15, 2006 in an aggregate amount equal to the principal amount of Debt Securities included in the Income PRIDES, and (ii) with respect to each scheduled interest payment date on the Debt Securities that occurs after the Tax Event Redemption and on or before August 16, 2006, interest or principal strips of U.S. Treasury Securities which mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Debt Securities on that date if the interest rate of the Debt Securities was not reset on any applicable Reset Date; or (b) if the Tax Event Redemption occurs on or after the Reset Date, or if the Debt Securities are not successfully remarketed on the third business day immediately preceding the Initial Reset Date, on or after August 16, 2006 (i) interest or principal strips of U.S. Treasury Securities that mature on or prior to the maturity date of the Debt Securities in an aggregate amount equal to the principal amount of Debt Securities outstanding, and (ii) with respect to each scheduled interest payment date on the Debt Securities that occurs after the Tax Event Redemption and on or before the maturity date of the Debt Securities, interest or principal strips of U.S. Treasury Securities which mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Debt Securities outstanding on that date.

"Tax Event Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Tax Event Treasury Portfolio for settlement on the Tax Event Redemption Date.

7. If the Notes are remarketed on the third Business Day prior to August 16, 2006 and such remarketing results in a Failed Remarketing, Holders of Notes will have the right to put their Notes to the Company on September 30, 2006 for repayment as provided in the form of Notes.

8. Initially the Notes will be issued in certificated form registered in the name of The Bank of New York, as Agent, under the Purchase Contract Agreement dated as of May __, 2003 between the Company and Wachovia Bank, National Association, as Agent (the "Purchase Contract Agreement") as components of the Income PRIDES, or in the of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depository for the Notes that are not components of Income PRIDES), and may bear such legends as either the Agent or DTC, respectively, may reasonably request.

9. No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

10. The Notes shall have such other terms and provisions as provided in the forms thereof set forth in Exhibit A hereto and shall be issued in substantially such forms.

11. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Notes and the definitions in the Indenture relating thereto and in respect of which this certificate is made.

12. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

13. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with.

14. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Notes, as requested in the accompanying Company Order have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this __ day of May, 2003.

                                    By:
                                    Name:
                                    Title:

                                                                       EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             [FORM OF FACE OF NOTE]

                                AMERUS GROUP CO.

                          FORM OF SENIOR NOTE DUE 2008

AMERUS GROUP CO., a corporation duly organized and existing under the laws of the State of Iowa (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of __________ Dollars on the Maturity Date (as defined on the reverse hereof), and to pay interest on said principal sum (a) quarterly on (i) each February 16, May 16, August 16 and November 16, commencing August 16, 2003 and (ii) the Reset Date if the remarketing of the Securities of these series is successful and the Reset Date is not an Interest Payment Date (provided, that in such case, the payment of interest described in this clause (ii) shall be paid to the Collateral Agent for payment to the holder pursuant to the Pledge Agreement); and (b) semi-annually in arrears on each Subsequent Interest Payment Date (as defined in the reverse hereof) after the Reset Date, or May 16, 2006, if there is no Reset Date (each, an "Interest Payment Date"), initially at the rate of ___% per annum until the Reset Date, if any, and at the Reset Rate on and after the Reset Date, if any, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from May __, 2003, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for.

The amount of any interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semiannual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which (a) as long as the Securities of this series remain in certificated form and are held by the Purchase Contract Agent or are held in book-entry form, will be 15 calendar days prior to the corresponding Interest Payment Date, or (b) if the Securities of this series are in certificated form, but are not held by the Purchase Contract Agent, or are not held in book-entry form, will be at least one Business Day but not more than 60 Business Days prior to such corresponding Interest Payment Dates, as selected by the Company for the corresponding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                 AMERUS GROUP CO.



                                 By:

                                 Name:

                                 Title:

                          CERTIFICATE OF AUTHENTICATION

Dated:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee


                                 By:

                                 Name:

                                 Title:

                            [FORM OF REVERSE OF NOTE]

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 16, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on May __, 2003 creating the series designated on the face hereof (herein called, the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

      Unless a Tax Event Redemption shall previously occur, the "Maturity Date" shall mean May 16, 2008; provided that (i) in the event that the Securities are successfully remarketed in accordance with the Remarketing Agreement, the Maturity Date shall in no event be less than two years from the Reset Date and
(ii) in connection with any successful remarketing of the Securities, upon giving the notice required to be given in the Reset Announcement Notice, the Company shall have the right to extend the Maturity Date to a date that is two, three, five, seven or ten years from the Reset Date and (iii) if the Securities are not successfully remarketed by the third business day immediately preceding August 16, 2006, the Maturity Date shall be August 16, 2008.

      If the Securities are successfully remarketed in accordance with the Remarketing Agreement, the "Subsequent Interest Payment Dates" shall mean the date that is six months after the Reset Date and, thereafter, on each date that is six months from the prior Subsequent Interest Payment Date.

      If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Securities of this series in whole (but not in part) at any time at a Redemption Price equal to the Redemption Amount plus accrued and unpaid interest thereon to the Tax Event Redemption Date.

      The Holder of this Security may, on or prior to the fifth Business Day immediately preceding any proposed Reset Date or August 16, 2006 tender this Security to BNY Midwest Trust Company, as Custodial Agent, for remarketing in accordance with the Pledge Agreement dated as of May __, 2003 among the Company, Wachovia Bank, National Association and BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary.

      If the Notes are remarketed on the third Business Day immediately preceding August 16, 2008 and such remarketing has resulted in a Failed Remarketing, each Holder of Securities of this series who holds such Securities on the day immediately following the Purchase Contract Settlement Date shall have the right to put such Holder's Securities of this series to the Company on September 30, 2006 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to the principal amount of such Securities, plus accrued and unpaid interest, if any thereon (the "Repayment Price").

      In order for the Securities to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Securities of this series to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Securities duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Securities of this series for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of such Securities of this series shall be made, either through the Trustee or the

Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      The Securities of this series are issuable only in registered form without coupons in denominations of $25. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture and the Officer's Certificate shall have the meanings assigned to them in the Indenture and in the Officer's Certificate.

                            OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay $______ principal amount of the within Security, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

     ----------------------------------------------------------------------
           (Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Security, a new Security or Securities representing the remaining aggregate principal amount of this Security.

      For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received by the Company at its principal executive office, Attn: Secretary, no later than 5:00 p.m. on the third Business Day prior to September 30, 2006.

Dated:

                                 Signature:
                                           -------------------------

                                 Signature Guarantee:
                                                     ---------------

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security without alternation or enlargement or any change whatsoever.

                               SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Series M Senior Note due May 16, 2008 to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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        (Insert assignee's social security or tax identification number)


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                    (Insert address and zip code of assignee)

and irrevocably appoints


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agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.


Date:
     ------------------------

                                 Signature:
                                           -------------------------

                                 Signature Guarantee:
                                                     ---------------

     (Sign exactly as your name appears on the other side of this Security)

                               SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.